EXHIBIT 10.28

THE PNC FINANCIAL SERVICES GROUP, INC.

2006 INCENTIVE AWARD PLAN

UNITED KINGDOM SUB-PLAN

This United Kingdom Sub-Plan (“Sub-Plan”) is adopted pursuant to Section 22.7 of The PNC Financial Services Group, Inc. 2006 Incentive Award Plan (the “Plan”), effective as of January 26, 2012, to apply to grants of Awards to individuals resident in the United Kingdom. This Sub-Plan is established in order to exempt such grants from the provisions of the United Kingdom Financial Services and Markets Act of 2000. The Sub-Plan is an addendum to the Plan and should be read in conjunction with the Plan, including the defined terms set forth therein.

1. “Eligible Person” for purposes of the Sub-Plan means an employee or officer of the Corporation or of a Subsidiary, selected by the Committee as eligible to receive an Award under the Plan.

2. Incorporation of Remaining Plan Provisions. With the exception of the provision noted above, the provisions of the Plan shall apply or be available to all grants made pursuant to the Sub-Plan.

Adopted and approved by the Personnel and Compensation Committee of the Board of Directors of The PNC Financial Services Group, Inc, at a meeting held on January 26, 2012.